Exhibit 99.2

PURCHASE AGREEMENT

Dated May 20, 2026

among

MOLSON COORS INTERNATIONAL LP

(Fully and Unconditionally Guaranteed by Molson Coors Beverage Company and Certain
Subsidiaries of Molson Coors Beverage Company)

and

MERRILL LYNCH CANADA INC.,
BMO NESBITT BURNS INC., RBC DOMINION SECURITIES INC., CITIGROUP GLOBAL
MARKETS CANADA INC., GOLDMAN SACHS CANADA INC., J.P. MORGAN SECURITIES
LLC, SCOTIA CAPITAL INC., CAPITAL ONE SECURITIES, INC., MIZUHO SECURITIES
CANADA INC., MORGAN STANLEY CANADA LIMITED and LLOYDS SECURITIES INC.

as initial purchasers

MOLSON COORS INTERNATIONAL LP
C$500 million 4.300% Senior Notes due 2033

Purchase Agreement

Merrill Lynch Canada Inc.
BMO Nesbitt Burns Inc.
RBC Dominion Securities Inc.

As Representatives of the several
Initial Purchasers named in Schedule I hereto

c/o Merrill Lynch Canada Inc.
181 Bay Street, Suite 400,
Toronto, Ontario,
M5J 2V8

Ladies and Gentlemen:

Molson Coors International LP, a Delaware limited partnership (the “Issuer”), proposes to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”) for whom you are acting as representatives (the “Representatives”) C$500 million aggregate principal amount of its 4.300% Senior Notes due 2033 (the “Notes”) to be guaranteed (the “Guarantees”) on a senior unsecured basis by Molson Coors Beverage Company, a Delaware corporation (the “Parent”) and each of the Parent’s subsidiaries listed on Schedule II hereto and such other subsidiaries as may be required from time to time pursuant to the Indenture (as defined below) (collectively, the “Subsidiary Guarantors” and, with the Parent, the “Guarantors”) (such Notes, as guaranteed, the “Securities”). To the extent that there are no additional Initial Purchasers listed on Schedule I hereto other than you, the terms Representatives and Initial Purchasers as used herein shall mean you, as Initial Purchasers.

The Securities are to be issued pursuant to the provisions of an indenture, dated as of July 7, 2016 as supplemented and amended by the second supplemental indenture dated August 19, 2016, the third supplemental indenture dated September 30, 2016, the fourth supplemental Indenture dated October 11, 2016, the fifth supplemental indenture dated January 11, 2018 and the sixth supplemental Indenture dated as of August 31, 2020 (collectively, the “Base Indenture”) as supplemented by the seventh supplemental indenture thereto, to be dated as of May 27, 2026 (the “Supplemental Indenture”, and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”) among the Parent, the Issuer, the Subsidiary Guarantors and Computershare Trust Company of Canada, as trustee (the “Trustee”). This Agreement, the Indenture and the Securities are referred to herein collectively as the “Operative Documents.”

The Securities will be offered and sold only to purchasers resident in a Qualifying Province (as defined below), without being qualified under a prospectus in any Canadian jurisdiction, in reliance on the “accredited investor exemption” as defined under National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), provided that, if any purchasers under such “accredited investor exemption” are individuals, such purchasers are also “permitted clients” as such term is defined under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. The Securities will be offered without being registered under the United States Securities Act of 1933, as amended (the “Act”), in reliance on Regulation S under the Act.

In connection with the sale of the Securities (the “Offering”), the Issuer has prepared a preliminary confidential offering memorandum dated May 20, 2026 (the “Preliminary Memorandum”) and a final confidential offering memorandum dated the date hereof (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the Offering and a description of the Issuer and the Guarantors. As used herein, the term “Memorandum” shall include, in each case, the documents incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents incorporated or deemed incorporated by reference in the Preliminary Memorandum or Final Memorandum and any changes that are made to either Memorandum subsequent to the date of this Agreement but on or prior to the date that is the later of the Closing Date (as defined below) and the date on which all of the Securities shall have been sold by the Initial Purchasers. The Issuer and the Guarantors have also prepared and made available through the facilities of NetRoadshow, Inc. the investor presentation dated May 2026 (the “Investor Presentation”), and in connection with the Offering, the Initial Purchasers have prepared and made available to prospective purchasers a term sheet (the “Term Sheet”) in respect of the Offering substantially in the form appended as Schedule III hereto.

1.              Representations and Warranties. Each of the Issuer and the Guarantors represents and warrants, and agrees with you that:

(a)           Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed to be incorporated by reference in either Memorandum complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and each document that will be filed under the Exchange Act and incorporated and deemed incorporated by reference to either Memorandum will be promptly after such filing under the Exchange Act, filed with the Canadian Securities Commissions on the System for Electronic Document Analysis and Retrieval+ as required by Canadian Securities Laws, and each such document satisfies or will satisfy the requirements of Canadian Securities Laws.

(b)           As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (i) the Preliminary Memorandum (including any supplement or amendment thereto) nor (ii) the Final Memorandum (including any supplement or amendment thereto), used by the Initial Purchasers to confirm sales, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Issuer and the Guarantors make no representations or warranties as to information contained in or omitted from either Memorandum in reliance upon, and in conformity with, written information furnished to the Issuer by or on behalf of any Initial Purchaser through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to in writing by the Issuer and the Representatives.

“business day” means a day on which the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange are open for trading.

“Canadian Securities Commissions” shall mean the securities commission or other securities regulatory authority in each of the Qualifying Provinces.

“Canadian Securities Laws” shall mean the securities laws, rules and regulations of, and the written policies, blanket rulings, orders and notices implemented by the securities commission or other appropriate regulatory authority in, each Qualifying Province, as may be in force from time to time, as the same may be modified by any discretionary relief therefrom granted by the Canadian Securities Commissions.

“Commission” shall mean the United States Securities and Exchange Commission.

“Qualifying Provinces” shall mean each of the provinces of Canada.

“subsidiary” means, with respect to any person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Parent.

(c)           The Preliminary Memorandum and the Final Memorandum comply in all material respects with applicable requirements of Canadian Securities Laws and are the only documents or materials that the Issuer or any of the Guarantors have distributed or will distribute in connection with the Offering, prior to the Closing Date which would constitute an “offering memorandum” as defined under applicable Canadian Securities Laws.

(d)           Each of the Issuer and the Parent has been duly organized, is validly existing in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business condition, financial condition or results of operations of the Issuer, the Parent and the Subsidiaries taken as a whole, or on the performance of the Issuer and the Guarantors of their respective obligations under the Securities (a “Material Adverse Effect”).

(e)           Each Subsidiary (including the Subsidiary Guarantors) has been duly organized, is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; with respect to each of the Subsidiaries that is a corporation or an unlimited liability company, all of the issued shares of capital stock of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and the majority of such shares are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims and with respect to each of the Subsidiaries that is a limited liability partnership or limited liability company, all partnership or limited liability interests, as the case may be, are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims (except as set forth in their respective operating or partnership agreements), in each case except as disclosed in each Memorandum.

(f)            The financial statements of the Parent and its Subsidiaries and the related notes thereto included or incorporated by reference in each Memorandum comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), the Exchange Act, and the rules and regulations of the Commission thereunder, and Canadian Securities Laws, as applicable, and present fairly the financial position of the Parent and its consolidated Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Parent and its Subsidiaries included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum has been derived from the accounting records of the Parent and its Subsidiaries, as the case may be, and presents fairly the information shown thereby. Except for such financial statements specifically waived by the Commission, there are no financial statements (historical or pro forma) that are required to be included in the registration statement and prospectuses filed by the Parent under the Act in respect of the Concurrent Offering Securities (as defined below) that are not included in the Preliminary Memorandum and the Final Memorandum.

(g)           This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(h)           The Securities and the Guarantees have been duly authorized by, as applicable, the Issuer and the Guarantors and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers on the Closing Date, in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer and the Guarantors, as applicable, in each case, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(i)            The obligations under the Indenture will be guaranteed by the Guarantors. The Indenture has been duly authorized by the Issuer and the Guarantors. The Base Indenture has been duly executed and delivered by the Issuer and the Guarantors, a party thereto. As of the Closing Date, the Supplemental Indenture will have been duly executed and delivered by, and the Indenture will be a valid and binding agreement of, the Issuer and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(j)            [Reserved.]

(k)           The Indenture and the Securities conform in all material respects to the description thereof contained in the Preliminary Memorandum and the Final Memorandum.

(l)            The capitalization of the Parent set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Capitalization” accurately and fairly presents and summarizes the information set forth therein.

(m)          The execution and delivery by the Issuer and the Guarantors of, and, the performance by the Issuer and the Guarantors of their respective obligations under, the Operative Documents will not contravene (i) any agreement or other instrument binding upon the Issuer or the Guarantors or any of their subsidiaries that is material to the Issuer, the Guarantors and their subsidiaries, taken as a whole, or any provision of applicable law, (ii) the certificate of incorporation or by-laws, articles of incorporation, partnership agreement or similar organizational documents, as the case may be, of the Issuer and the Guarantors, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Guarantors or any of their subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer and the Guarantors of their respective obligations under the Operative Documents, except, in the case of clauses (i) and (iii), to the extent that failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.

(n)           There has not occurred any material adverse change, or any development involving a prospective material adverse change on the business condition, financial condition or results of operations of the Issuer, the Guarantors and any of their subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(o)           There are no legal or governmental proceedings pending or, to the knowledge of the Issuer and the Guarantors, threatened to which the Issuer, the Guarantors or any of their subsidiaries, is a party or to which any of the properties of the Issuer, the Guarantors or any of their subsidiaries is subject other than proceedings accurately described in all material respects in the Preliminary Memorandum and the Final Memorandum and proceedings that would not have a Material Adverse Effect or affect the power or ability of the Issuer and the Guarantors to perform their obligations under the Operative Documents or to consummate the transactions contemplated by the Preliminary Memorandum and the Final Memorandum.

(p)           None of the Issuer, the Guarantors or their subsidiaries is in violation or default, as the case may be, of (i) any provision of its charter or bylaws or similar organizational documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, such Guarantor or such subsidiary or any of their respective properties, as applicable, except, with respect to (ii) or (iii) for any such violation or default that would not, singly or in the aggregate, have a Material Adverse Effect.

(q)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, any statute, law, rule or regulation of any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, any Guarantor or any of their subsidiaries or any of their respective properties, as applicable, except as would not, individually or in the aggregate have a Material Adverse Effect.

(r)            The Issuer, the Guarantors and their subsidiaries (i) are in compliance with all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Except as disclosed in the Preliminary Memorandum and the Final Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) related to the Issuer, the Guarantors or any of their subsidiaries which would, singly or in the aggregate, have a Material Adverse Effect.

(t)            The Issuer, the Guarantors and their subsidiaries are not, and after giving effect to the offering and sale of the Securities, the Concurrent Offering Securities (as defined below) and the application of the proceeds thereof as described in the Preliminary Memorandum and the Final Memorandum, will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(u)            (i) None of the Issuer, the Guarantors nor any of their subsidiaries, nor, to the Parent’s knowledge, any director, officer, employee, agent, representative or affiliate of the Issuer, the Guarantors or of any of their subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation in any material respect of any applicable anti-corruption law, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”); and (ii) and the Issuer, the Guarantors and their subsidiaries and, to the Parent’s knowledge, their affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws, including the FCPA, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v)            The operations of the Issuer, the Guarantors and their subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Issuer, the Guarantors and their subsidiaries , respectively, conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantors or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Parent or the Issuer, threatened.

(w)           (i)           None of the Issuer, the Guarantors or any of their subsidiaries or controlled affiliates, nor to the knowledge of the Issuer, the Guarantors or such subsidiaries, any director, officer, employee, agent, or representative of the Issuer, the Guarantors or any of their subsidiaries or controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union (“EU”), HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

(ii)            None of the Issuer, the Guarantors or any of their subsidiaries are located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other Covered Region of Ukraine as may be identified by the Secretary of the Treasury, in consultation with the Secretary of State, pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria).

(iii)           The Issuer will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to finance any activities or business in any country or territory, or with or of any Person, that, at the time of such financing, is the subject of Sanctions.

(iv)          Since April 24, 2019, the Issuer, the Guarantors and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)            The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)           PricewaterhouseCoopers LLP, who have certified certain financial statements of the Parent and its Subsidiaries are independent public accountants with respect to the Parent and its Subsidiaries within the meaning of the Act and the applicable Rules and Regulations.

(z)            Except as disclosed in the Preliminary Memorandum and the Final Memorandum, neither the Issuer nor any of the Guarantors is aware of (i) any material weakness in its internal control over financial reporting or its disclosure controls and procedures or (ii) any change in internal control over financial reporting or its disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting or its disclosure controls and procedures.

(aa)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Parent, the Parent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(bb)         The Issuer, the Guarantors and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property, and have good marketable title to, or have valid rights to lease or otherwise use, all personal property, in each case, which is material to the business of the Issuer and the Guarantors, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Memorandum and the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Issuer, the Guarantors or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Preliminary Memorandum and the Final Memorandum.

(cc)         The Issuer, the Guarantors and their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses with such exceptions as would not have a Material Adverse Effect; and the conduct of their respective businesses, as currently conducted, does not infringe with any such rights of others in a manner that would reasonably be likely to, singly or in the aggregate, result in a Material Adverse Effect.

(dd)        Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action, designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee)         No Subsidiary has guaranteed any security of the Parent, the Issuer or of any other Subsidiary, except as set forth in the Preliminary Memorandum and the Final Memorandum.

(ff)          None of the Issuer, the Guarantors or their affiliates controlled by them or any person acting on their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Securities and all such persons have complied with the offering restrictions requirement of Regulation S.

(gg)        Except as disclosed in the Preliminary Memorandum and the Final Memorandum and except as would not have a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Parent, the Issuer, the Guarantors and their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent, the Issuer, the Guarantors and their subsidiaries, and any such data processed or stored by third parties on behalf of the Parent, the Issuer, the Guarantors and their subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (ii) neither the Parent, the Issuer, the Guarantors nor their subsidiaries have been notified of, and have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Parent, the Issuer, the Guarantors and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Parent, the Issuer, the Guarantors and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.             Purchase, Sale and Delivery of the Securities.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, subject to the conditions hereinafter stated, severally and not jointly, to purchase from the Issuer, at the purchase price of 99.848% of the principal amount of the Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto. The parties agree that, in consideration of the services rendered or to be rendered to it by the Initial Purchasers in connection with the Offering, the Issuer or a Guarantor shall, on the closing of the Offering, pay to the Representatives, on behalf of all of the Initial Purchasers, a fee equal to 0.37% of the aggregate principal amount of the Notes (in aggregate, the “Initial Purchasers’ Fee”). Each Initial Purchaser shall be entitled to receive that portion of the Initial Purchasers’ Fee that is proportionate to its respective purchase obligations set forth in Schedule I.

(b)           Delivery of and payment for the Securities shall be made at 10:00 am (Toronto time), on May 27, 2026, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”) at the offices of McCarthy Tétrault LLP. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Certificates for the Securities shall be in definitive form or global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment of the purchase price therefor.

3.             Terms of Offering. You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in this Agreement and the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable. The parties acknowledge and agree that the sale, resale and delivery of the Securities is conditional upon such sale and resale being exempt from the prospectus filing requirements of any Canadian Securities Laws.

4.             Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date, are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to (and including) the Closing Date:

(i)             there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer’s or the Guarantors’ securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 3(a)(62) under the Exchange Act; and

(ii)            there shall not have occurred any adverse change, or any development involving a prospective adverse change, in the business condition, financial condition or results of operations of the Issuer, the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse and that makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum.

(b)           The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an executive officer of the Parent, to the effect set forth in Section 4(a)(i) and to the effect that the representations and warranties of the Issuer and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that each of the Issuer and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Initial Purchasers shall have received on the Closing Date an opinion of McCarthy Tétrault LLP, outside Canadian counsel for the Issuer and certain of the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(d)           The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside United States counsel for the Issuer and certain of the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(e)           The Initial Purchasers shall have received on the Closing Date an opinion of Perkins Coie LLP, outside Colorado counsel for certain of the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(f)            The Initial Purchasers shall have received on the Closing Date an opinion of Cox & Palmer, outside Nova Scotia counsel for Molson Coors International General, ULC, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(g)           The Initial Purchasers shall have received on the Closing Date an opinion of Davies Ward Phillips & Vineberg LLP, outside Canadian counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

(h)           The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, outside United States counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

The opinions of McCarthy Tétrault, Kirkland & Ellis LLP, Perkins Coie LLP, and Cox & Palmer, described in Sections 4(c), 4(d), 4(e) and 4(f) respectively above shall be rendered to the Initial Purchasers at the request of the Issuer and the Parent and shall so state therein.

(i)            The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants to the Parent and its Subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Parent and its Subsidiaries contained in, and incorporated by reference into, the Final Memorandum; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the third business day prior to the Closing Date.

(j)            The Issuer, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuer, the Guarantors and the Trustee.

(k)            The Issuer shall have met all requirements of CDS Clearing and Depository Services Inc. necessary to make use of its book entry system.

(l)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, foreign or provincial governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Issuer; and no injunction or order of any United States federal or state court or Canadian federal or provincial court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Issuer.

(m)          The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by you or your counsel.

Each certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or their counsel pursuant to, or in connection with, this Agreement, shall be deemed to be a representation and warranty by the Issuer or such Guarantor, as applicable, to the Initial Purchasers as to matters covered by such certificate.

5.             Covenants of the Issuer and the Guarantors. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, each of the Issuer and the Guarantors covenants with each Initial Purchaser as follows:

(a)           To furnish to the Initial Purchasers in Toronto, without charge, prior to 10:00 am (Toronto) time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c), as many copies of the Final Memorandum as the Initial Purchasers may reasonably request, unless a pdf copy of such document has been previously delivered to you.

(b)           Before amending or supplementing either Memorandum at any time prior to the completion of the distribution of the Securities, the Issuer shall furnish to the Representatives a copy of each such proposed amendment or supplement and neither the Issuer nor the Guarantors shall file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(c)           Each of the Issuer and the Guarantors will comply with Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Final Memorandum. If, at any time prior to the completion of the distribution of the Securities, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or, if it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuer and the Guarantors promptly shall notify the Representatives of any such event or condition and prepare and furnish to the Representatives an appropriate amendment or supplement to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, be misleading, or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(d)           The Issuer shall, as soon as reasonably practicable and in any event prior to the Closing Date, use its reasonable best efforts to fulfil to the satisfaction of legal counsel to the Initial Purchasers, acting reasonably, all legal requirements (including, without limitation, compliance with all applicable Canadian Securities Laws), to be fulfilled by the Issuer to enable the Securities to be offered for sale and sold in the Qualifying Provinces by the Initial Purchasers in accordance with the “accredited investor exemption” as defined in NI 45-106. The parties acknowledge and agree that the Issuer, Parent or the Initial Purchasers are required to disclose to applicable securities regulatory authorities the identity of certain of the beneficial purchasers of the Securities. Provided that the Representatives provide to the Issuer, as soon as practicable and, in any event, in sufficient time to allow the Issuer to comply with all applicable Canadian Securities Laws, a list setting out the purchaser information required by the Issuer to file applicable private placement notices and pay applicable fees, the Issuer shall file or cause to be filed with the applicable Canadian Securities Commissions all information and forms required to be supplied or filed by it in connection with the Offering under applicable Canadian Securities Laws including, without limitation, filing the Final Memorandum and the reports on Form 45-106F1 or the equivalent required under applicable Canadian Securities Laws. The Initial Purchasers also acknowledge that the Securities will be subject to resale restrictions under applicable securities legislation and rules and hereby agree that the Initial Purchasers will comply with all relevant securities legislation and rules concerning any resale of the Securities and will consult with their own legal advisers with respect to complying with all applicable restrictions applying to any such resale.

(e)           The Issuer and the Parent will apply the net proceeds from the sale of the Securities as described in the Preliminary Memorandum and the Final Memorandum under the heading “Use of Proceeds”.

(f)            The Issuer shall make generally available to the Issuer’s and the Guarantors’ security holders and to the Representatives as soon as practicable an earnings statement of the Parent and its Subsidiaries (which need not be audited) that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(g)           During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Parent or the Issuer or warrants to purchase or otherwise acquire debt securities of the Parent or the Issuer substantially similar to the Securities (other than (i) the Securities, (ii) U.S. dollar-denominated notes expected to be issued by the Parent on the Closing Date, as described in the Final Memorandum (the “Concurrent Offering Securities”), (iii) commercial paper issued in the ordinary course of business or (iv) debt securities or warrants to purchase debt securities permitted with the prior written consent of the Representatives).

(h)           For the period of one year following the date of this Agreement, the Issuer shall furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report of the Parent (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date), to make available to the holders of the Securities consolidated summary financial information of the Parent and its consolidated Subsidiaries for such quarter in reasonable detail; provided that the Issuer shall not be required to furnish materials pursuant to this paragraph that are filed with the Canadian Securities Commissions and publicly accessible on the System for Electronic Document Analysis and Retrieval (SEDAR+) or via the EDGAR database.

(i)            The Issuer and the Parent shall not invest or otherwise use the proceeds received by the Issuer from its sale of the Securities in such a manner as would require the Issuer, the Parent or any of the Parent’s subsidiaries to register as an investment company under the Investment Company Act.

(j)            Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Parent or the Issuer to facilitate the sale or resale of the Securities.

(k)           None of the Issuer, the Guarantors or their affiliates controlled by them or any person acting on their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Securities, and all such persons will comply with the offering restrictions requirement of Regulation S.

6.             Representations, Warranties and Covenants of the Initial Purchasers.

(a)           Each Initial Purchaser, severally and not jointly, agrees with the Issuer that it has not and will not offer or sell the Notes except to persons in any province of Canada in accordance with the local laws and customary practices and documentation of Canada.

(b)           Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuer and the Guarantors that:

(i)             such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer or the Parent that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

(ii)            such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

(iii)           the Notes have not (A) been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, or (B) been qualified by a prospectus under Canadian Securities Laws and may not be offered or sold to persons in Canada except in accordance with, or pursuant to an exemption from, the prospectus requirements of Canadian Securities Laws;

(iv)          such Initial Purchaser is duly registered in the proper category of registration in accordance with, or is exempt from the requirements to so register, and has complied and will comply with, Canadian Securities Laws in connection with soliciting offers to purchase the Notes in the Qualifying Provinces and have offered and will offer for sale and sell the Notes only in the Qualifying Provinces to purchasers who are “accredited investors” as defined under NI 45-106 or Section 73.3(1) of the Securities Act (Ontario), as applicable, under the “accredited investor exemption” as defined in NI 45-106 (provided that, if any purchasers under such “accredited investor exemption” are individuals, such purchasers are also “permitted clients” as such term is defined under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations); and have offered and shall offer for sale and sell the Notes only to such purchasers and in such manner that, pursuant to Canadian Securities Laws, no prospectus (as defined under Canadian Securities Laws) need be delivered or filed;

(v)           such Initial Purchaser has not and will not, in the course of the Offering, offer the Notes through advertisement including, without limitation, in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation, or make available to prospective purchasers any document or written material other than a Memorandum or the Term Sheet;

(vi)          if a Memorandum is amended, such Initial Purchaser will promptly, after receipt of a sufficient number of copies or an electronic copy of such amendment from the Issuer, send a copy of such amendment to all purchasers;

(vii)         such Initial Purchaser has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes, except with another Initial Purchaser or any of their respective affiliates or with the prior written consent of the Issuer;

(viii)        such Initial Purchaser has not made, nor will such Initial Purchaser make, any written or oral representations to any person: (i) that any person will resell or repurchase the Notes purchased by such person, (ii) that the Notes will be freely tradeable by the person, without any restrictions or hold periods, (iii) that any person will refund the purchase price of the Notes, or (iv) as to the future price or value of the Notes;

(ix)           the Representatives will provide to the Issuer, as soon as practicable and, in any event, in sufficient time to allow the Issuer to comply with all applicable Canadian Securities Laws, the information pertaining to each Purchaser, setting out the information required by the Issuer to file applicable private placement notices and pay applicable fees (which information shall indicate which purchasers are a “Canadian financial institution” or a “Schedule III bank” as defined in NI 45-106);

(x)            none of the Initial Purchasers, nor any of their respective affiliates, has distributed or will distribute, prior to the Closing Date, any document or material which would constitute an “offering memorandum” as defined under applicable Canadian Securities Laws in connection with the Offering other than the Preliminary Memorandum and the Final Memorandum;

(xi)           the Initial Purchasers will provide a copy of the Final Offering Memorandum to each person that purchases Notes from them prior to the closing of the purchase of the Notes;

(xii)          each Initial Purchaser acknowledges and agrees that it has taken or will take reasonable steps to confirm that each purchaser of Notes meets the terms and conditions of the “accredited investor exemption” as defined in NI 45-106, obtain, as necessary, and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and provide to the Issuer forthwith upon request all such information or documentation as the Issuer may reasonably request in good faith and solely for the purpose of complying with a request from a Canadian Securities Commission (including identifying whether the purchaser is purchasing for its own account and what category of “accredited investor” the purchaser falls into);

(xiii)         each Initial Purchaser agrees that, if it involves any members of any banking, selling or other group in the distribution of Notes, it will cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph to be contained in an agreement with each of the members of such group; and

(xiv)         each Initial Purchasers shall provide to the Issuer two copies of the United States Internal Revenue Service Form W-8 or Form W-9, as applicable, on or before payment hereunder.

7.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Issuer and the Guarantors agrees to pay or cause to be paid all reasonable expenses incident to the performance of their obligations under this Agreement, including: (a) the fees, disbursements and expenses of counsel and accountants to the Issuer and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including, if applicable, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (b) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (c) any fees charged by rating agencies for the rating of the Securities, (d) the costs and charges of the Trustee and any registrar or depositary, (e) all filing fees in connection with reports of exempt trades filed with Canadian Securities Commissions, (f) any fees payable and paid by the Initial Purchasers to the Canadian Investment Regulatory Organization in connection with the performance by the Initial Purchasers of their obligations hereunder and (g) all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors hereunder for which provision is not otherwise made in this section. It is understood, however, that except as provided in this Section 7, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Initial Purchasers will pay all their own costs and expenses, including fees and disbursements of their counsel. Each of the Issuer and the Guarantors agrees to pay the costs and expenses of the Issuer and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Issuer, travel and lodging expenses of the representatives and officers of the Issuer and any such consultants, and the proportionate share of the cost of any aircraft chartered in connection with the road show.

8.             Indemnity and Contribution.

(a)           Each of the Issuer and the Guarantors agrees:

(i)             to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, agents and affiliates (within the meaning of Rule 405 under the Act) of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Initial Purchaser or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Final Memorandum or the Investor Presentation or any amendment or supplement thereto or (B) with respect to the Preliminary Memorandum, the Final Memorandum or the Investor Presentation or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that neither the Issuer nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 12 herein; and

(ii)            to reimburse each Initial Purchaser, each Initial Purchasers’ directors, officers, employees, agents and affiliates and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser, such Initial Purchaser’s director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Initial Purchaser, such Initial Purchaser’s director, officer, employee, agent, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Initial Purchasers were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Initial Purchasers will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Initial Purchaser severally and not jointly will indemnify and hold harmless each of the Issuer and the Guarantors, each of its directors, each of its officers and each person, if any, who controls the Issuer or any Guarantor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Issuer, any Guarantor or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (ii) with respect to the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer, any such Guarantor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Preliminary Memorandum or the Final Memorandum or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 12 herein. In the event that it is finally judicially determined that the Issuer was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Issuer will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.

(d)           To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantors bear to the total Initial Purchasers’ Fee received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Initial Purchaser shall be required to contribute any amount in excess of the Initial Purchasers’ Fee applicable to the Securities purchased by such Initial Purchaser, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 8(e) to contribute are several in proportion to their respective purchase obligations and not joint.

(f)            In any proceeding relating to the Preliminary Memorandum, the Final Memorandum or the Investor Presentation or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Issuer and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser, its directors, officers, employees, agents or affiliates or any person controlling any Initial Purchaser, the Issuer, the Guarantors, its directors or officers or any person controlling the Issuer or the Guarantors, (ii) acceptance of any Securities and payment therefor hereunder, and any termination of this Agreement. A successor to any Initial Purchaser, its directors, officers, employees, agents or affiliates or any person controlling any Initial Purchaser, or to the Issuer and the Guarantors, their respective directors or officers, or any person controlling the Issuer or the Guarantors, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.             Termination. This Agreement shall be subject to termination by notice given by you to the Issuer and the Guarantors, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the NYSE or the Nasdaq Global Market, (ii) trading of any securities of the Issuer or the Guarantors shall have been suspended on the NYSE, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iv) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such events singly or together with any other such event, makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

10.           Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Issuer and the Guarantors. In any such case either the Representatives or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer and the Guarantors shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.           Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by electronic transmission:

if sent to the Initial Purchasers, to each of:

Merrill Lynch Canada Inc.
181 Bay Street, Suite 400
Toronto, Ontario, M5J 2V8

Attention:	Jamie Hancock, Managing Director
Email:	jamie.hancock@bofa.com

and

BMO Nesbitt Burns Inc.
100 King Street West, 3rd Floor Podium
Toronto, Ontario, M5X 1H3

Attention:	Rohan Sharma, Director
Email:	Rohan.Sharma@bmo.com

and

RBC Dominion Securities Inc.
200 Bay Street, 2nd Floor, North Tower
Toronto, Ontario, M5J 2W7

Attention:	William Lumsden, Managing Director
Email:	william.lumsden@rbccm.com

and

Citigroup Global Markets Canada Inc.
123 Front Street West, 19th Floor
Toronto, Ontario
M5J 2M3

Attention:	Vanessa Hemos, Vice President
Email:	vanessa.hemos@citi.com

and

Goldman Sachs & Co. LLC
Attention: Registration Department
200 West Street, New York, New York 10282-2198

Attention:	Registration Department
Email:	registration-syndops@ny.email.gs.com

and

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Attention:	Investment Grade Syndicate Desk
Email:	som.bhattacharyya@jpmorgan.com

and

Scotia Capital Inc.
40 Temperance Street, 4th Floor
Toronto, ON, Canada, M5H 1Y4

Attention:	Jenna Dicks, Managing Director
Email:	jenna.dicks@scotiabank.com

and

Capital One Securities, Inc.
201 St. Charles Ave, Suite 1830
New Orleans, Louisiana 70170

Attention:	Gabrielle Halprin
Email:	gabrielle.halprin@capitalone.com

and

Mizuho Securities Canada Inc.
100 Yonge Street, Suite 1102
Toronto, Ontario M5C 2W1

Attention:	Mark Tuttle, Chief Executive Officer / Ultimate Designated Person
Email:	Mark.Tuttle@mizuhogroup.com

and

Morgan Stanley Canada Limited
3700-181 Bay Street
37th Floor, P.O. Box 776
Toronto, ON
M5H 2T3

Attention:	Brian Smallhorn, Executive Director, Legal and Compliance
Email:	msclcompliance@morganstanley.com

and

Lloyds Securities Inc.
1095 Avenue of the Americas, 34th Floor
New York, NY 10036

Attention:	Kelvina Smith, Chief Legal Officer
Email:	kelvina.smith@lbusa.com

with a copy (which shall not constitute notice) to

Davies Ward Phillips & Vineberg llp
155 Wellington Street West
Toronto, Ontario, M5V 3J7

Attention:	Robert S. Murphy
Email:	rmurphy@dwpv.com

and

if sent to the Issuer or any Guarantor, to:

Molson Coors International LP

c/o Molson Coors Beverage Company

3939 West Highland Boulevard
Milwaukee, Wisconsin 53208

Attention: Patrick Porter, Treasurer
Email: patrick.porter@molsoncoors.com

with a copy (which shall not constitute notice) to

McCarthy Tétrault LLP
Suite 5300, TD Bank Tower
66 Wellington Street West
Toronto, Ontario, M5K 1E6

Attention:	Andrew Parker and Louis-Charles Filiatrault
Email:	aparker@mccarthy.ca and lcfiliatrault@mccarthy.ca

12.           Information Provided by Initial Purchasers. The Issuer, the Guarantors and the Initial Purchasers acknowledge and agree that the only information furnished or to be furnished by any Initial Purchaser to the Issuer for inclusion in either Memorandum or the Investor Presentation consists of the following statements in each Memorandum: (a) the marketing names for the Initial Purchasers on the cover page and (b) under the heading “Plan of Distribution – Certain Relationships Between Us and the Initial Purchasers” (i) in the first paragraph (related to the “connected issuer” determination) and (ii) in the fourth paragraph (related to trading and derivative transactions conducted by affiliates).

13.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.           Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall only be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Molson Canada 2005 irrevocably appoints Molson Coors Beverage Company, located at 3939 West Highland Boulevard, Milwaukee, Wisconsin 53208, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to Molson Canada 2005 by the person serving the same to the address provided in this Section 15, shall be deemed in every respect effective service of process upon Molson Canada 2005 in any such suit or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16.           Judgment Currency. The Issuer hereby covenants and agrees that the following provisions shall apply to conversion of currency under this Agreement.

(a)           If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due hereunder into any currency other than Canadian dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase Canadian dollars with the judgment currency in the city of Toronto on the business day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in a currency other than Canadian dollars, not be discharged until the first business day following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase Canadian dollars with such other currency.

(b)           The Issuer and each Guarantor hereby agrees to indemnify the Initial Purchasers and each other indemnified party related to any Initial Purchaser against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the city of Toronto at which the Issuer or such Guarantor on the date of payment of judgment or order is able to purchase Canadian dollars with the amount of the judgment currency actually paid by the Issuer or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian dollars.

17.            Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings, relating to the Offering. This Agreement may only be amended or modified in any respect by the written agreement of all of the parties hereto.

18.           Time of the Essence. Time is of the essence of this Agreement.

19.           Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

20.           Assignment. None of the rights and obligations of the parties hereunder shall be assignable or transferable by any party without the prior written consent of the other parties hereto.

21.           Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Issuer, the Guarantors and the Initial Purchasers and their respective executors, heirs, successors and permitted assigns.

22.           Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

23.           Authority of the Representatives. Except as set forth in the immediately following sentence, the Representatives are authorized by each of the other Initial Purchasers to act on their behalf and the Issuer shall be entitled to and shall act on any notice given or agreement entered into by or on behalf of the Initial Purchasers by the Representatives in accordance with this Section 23. Each of the Representatives hereby represents and warrants that it has irrevocable authority to bind the Initial Purchasers, except in respect of (i) any consent to a settlement pursuant to Section 8 (which consent shall be given by the indemnified party) or (ii) any notice of termination pursuant to Section 9 which notice may be given by any of the Initial Purchasers. The Representatives shall consult reasonably with the other Initial Purchasers concerning any matter in respect of which it acts as representative of the other Initial Purchasers.

24.           Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

26.           No Fiduciary Relationship. The Issuer and each of the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantors or any other person. Additionally, no Initial Purchaser is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuer or any Guarantor with respect thereto. Any review by the Initial Purchasers of the Issuer, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer or any Guarantor.

27.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 27, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(The remainder of this page is intentionally left blank, signature page follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Molson Coors International LP, by its General Partner, Molson Coors International General, ULC

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Molson Coors Beverage Company

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Coors Brewing Company

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Molson Canada 2005

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Treasurer

CBC Holdco LLC

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Signature Page to the Purchase Agreement

CBC Holdco 2 LLC

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Newco3, Inc.

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Molson Coors Holdco Inc.

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

CBC Holdco 3, Inc.

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Molson coors beverage company usa llc

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

molson coors usa llc

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Signature Page to the Purchase Agreement

Coors Distributing Company LLC

by	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

Signature Page to the Purchase Agreement

Accepted on the date first written above:

MERRILL LYNCH CANADA INC.

by	/s/ Matthew Margulies
	Name:	Matthew Margulies
	Title:	Director

Signature Page to the Purchase Agreement

BMO NESBITT BURNS INC.

by	/s/ Rohan Sharma
	Name:	Rohan Sharma
	Title:	Director

Signature Page to the Purchase Agreement

RBC DOMINION SECURITIES INC.

by	/s/ William Lumsden
	Name:	William Lumsden
	Title:	Managing Director

Signature Page to the Purchase Agreement

CITIGROUP GLOBAL MARKETS CANADA INC.

by	/s/ Hayden Evans
	Name:	Hayden Evans
	Title:	Authorized Signatory

Signature Page to the Purchase Agreement

GOLDMAN SACHS CANADA INC.

by	/s/ Michael Klym
	Name:	Michael Klym
	Title:	Managing Director

Signature Page to the Purchase Agreement

J.P. MORGAN SECURITIES LLC

by	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

Signature Page to the Purchase Agreement

SCOTIA CAPITAL INC.

by	/s/ Jenna Dicks
	Name:	Jenna Dicks
	Title:	Managing Director

Signature Page to the Purchase Agreement

CAPITAL ONE SECURITIES, INC.

by	/s/ Sam Baruch
	Name:	Sam Baruch
	Title:	Duly Authorized Signatory

Signature Page to the Purchase Agreement

MIZUHO SECURITIES CANADA INC.

by	/s/ Mark Tuttle
	Name:	Mark Tuttle
	Title:	Chief Executive Officer / Ultimate Designated Person

Signature Page to the Purchase Agreement

MORGAN STANLEY CANADA LIMITED

by	/s/ Adarsh Gupta
	Name:	Adarsh Gupta
	Title:	Vice President

Signature Page to the Purchase Agreement

LLOYDS SECURITIES INC.

by	/s/ Ryan Grady
	Name:	Ryan Grady
	Title:	Managing Director

Signature Page to the Purchase Agreement

Schedule I

Schedule of Initial Purchasers

Initial Purchaser	Principal Amount of Notes
Merrill Lynch Canada Inc.	C$	91,250,000
BMO Nesbitt Burns Inc.		91,250,000
RBC Dominion Securities Inc.		91,250,000
Citigroup Global Markets Canada Inc.		38,750,000
Goldman Sachs Canada Inc.		38,750,000
J.P. Morgan Securities LLC		28,750,000
Scotia Capital Inc.		28,750,000
Capital One Securities, Inc.		28,750,000
Mizuho Securities Canada Inc.		28,750,000
Morgan Stanley Canada Limited		20,000,000
Lloyds Securities Inc.		13,750,000
Total	C$	500,000,000

Sch. I-1

Schedule II

Subsidiary Guarantors

Coors Brewing Company

Molson Canada 2005

CBC Holdco LLC

CBC Holdco 2 LLC

Newco3, Inc.

Molson Coors Holdco Inc.

CBC Holdco 3, Inc.

Molson Coors Beverage Company USA LLC

Molson Coors USA LLC

Coors Distributing Company LLC

Sch. II-1

Schedule III

Term Sheet

[See attached.]

Sch. III-1

This term sheet is submitted on a confidential basis solely in connection with the distribution of the Notes described herein on a private placement and its use for any purpose other than to evaluate an investment in the securities described herein is prohibited. This term sheet is not, and under no circumstances is it to be construed as, a prospectus or an advertisement or public offering of the Notes. The Notes will not be listed on any securities exchange and there will be no market for such securities. The Notes are being offered exclusively to persons in the provinces of Canada. The Notes have not been and will not be qualified for sale to the public under applicable securities laws in Canada and, accordingly, any offer and sale of the Notes will be made on a basis which is exempt from the prospectus requirements of such securities laws, such that Notes will only be sold to persons who are “accredited investors” (and if such persons are individuals, such individuals are also “permitted clients”) within the meaning of applicable securities laws in Canada. This term sheet does not constitute an offer to sell or a solicitation of an offer to buy the Notes in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")). The Notes may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the U.S. Securities Act. The Notes have not been and will not be registered under the U.S. Securities Act. This term sheet shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer to sell or a solicitation of an offer to buy, the Notes in any jurisdiction where it is unlawful to do so.

Molson Coors International LP

C$500 million 4.300% Senior Notes due July 8, 2033

Final New Issue Term Sheet

Issuer:	Molson Coors International LP

Notes:	4.300% fixed rate senior unsecured notes due 2033

Guarantors:	Molson Coors Beverage Company, Coors Brewing Company, Molson Canada 2005, CBC Holdco LLC, CBC Holdco 2 LLC, Newco3, Inc., Molson Coors Holdco Inc., CBC Holdco 3, Inc., Molson Coors Beverage Company USA LLC, Molson Coors USA LLC, and Coors Distributing Company LLC

Guarantee:	Unconditionally and irrevocably guaranteed by each Guarantor

Issue:	Long 7-year private placement offering in Canada by way of Offering Memorandum

Ranking:	The Notes will be senior unsecured obligations of the Issuer and the Guarantors, respectively, and will rank equally with all of the Issuer’s and Guarantors’ other unsecured and unsubordinated indebtedness.

Anticipated Ratings*:	Moody’s:	Baa1
	S&P:	BBB
	DBRS:	BBB

Issue Amount:	C$500 million

Pricing Date:	May 20, 2026

Settlement Date:	May 27, 2026 (T+5)

Maturity Date:	July 8, 2033

Benchmark Bond:	CAN 2.75% due June 1, 2033

Benchmark Price / Yield:	$95.86 / 3.417%

Re-Offer Spread:	+90bps versus the Government of Canada curve +90.7bps, which includes a +0.7bps curve adjustment versus the CAN 2.75% due June 1, 2033

Canada Curve Definition:	CAN 2.75% due June 1, 2033 and CAN 3.25% due December 1, 2033

Issue Yield:	4.324%

Coupon:	4.300%

Issue Price:	C$99.848

Underwriters' Fee:	0.37%

Coupon Payment Dates:	Payable semi-annually in arrears in equal installments on each January 8 and July 8 commencing on January 8, 2027 (long first coupon). If not a business day in New York or Toronto, then the payment will be made on the next business day with no adjustment. The first interest payment on January 8, 2027, will be an amount equal to C$13,223,972.60.

Day Count:	Actual/Actual (Canadian Compound Method)

Optional Redemption:	The Notes may be redeemed at any time prior to May 8, 2033 at the option of the Issuer, in whole or, from time to time, in part, on not fewer than 10 nor more than 60 days’ prior notice at a redemption price equal to the greater of (a) the Canada Yield Price of the Notes, or (b) 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. The Notes may be redeemed at any time on or after May 8, 2033 at the option of the Issuer, in whole or, from time to time, in part, on not fewer than 10 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

“Canada Yield Price” means a price equal to the price of the Notes, calculated on the banking day preceding the day on which the notice of redemption is delivered by the Issuer to provide a yield from the date fixed for redemption to May 8, 2033 equal to the “Government of Canada Yield” plus 0.225%.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in CAD in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates May 8, 2033.

Governing Law:	State of New York.

Use of Proceeds:	The Issuer intends to use the net proceeds of this offering for general corporate purposes, including but not limited to refinancing upcoming maturities and for repayment of existing borrowings.

Listing:	The Notes will not be listed on any securities exchange.

Settlement:	CDS

Form & Denomination:	Book entry through participants in CDS (global certificate)

CUSIP / ISIN:	608930AA1 / CA608930AA13

Minimum Denomination:	Initial principal amount of C$2,000 with integral multiples of C$1,000 thereafter

Documentation:	Master Trust Indenture, Seventh Supplemental Indenture, Global Note Certificate and Canadian Offering Memorandum

Joint Book-Running Managers:	Merrill Lynch Canada Inc. BMO Nesbitt Burns Inc. RBC Dominion Securities Inc.

Senior Co-Managers:	Capital One Securities, Inc.
Citigroup Global Markets Canada Inc.
Goldman Sachs Canada Inc.
J.P. Morgan Securities LLC
Mizuho Securities Canada Inc.
Scotia Capital Inc.

Co-Managers:	Lloyds Securities Inc.
Morgan Stanley Canada Limited

*Note: A securities rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigned rating organization. Each rating should be evaluated independently of any other rating.

The foregoing description is a summary of certain material provisions of the Notes. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Offering Memorandum. Prospective purchasers should review the Offering Memorandum for a detailed description of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained in the Offering Memorandum and any decision to purchase the Notes should be based solely on the information contained in the Offering Memorandum.